                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

_____________________________UNITED STATIONERS INC._____________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

UNITED STATIONERS INC.                                                                [LOGO]
2200 East Golf Road
Des Plaines, Illinois 60016-1267

----------------------------

Dear Stockholder:

On behalf of United Stationers Inc., I cordially invite you to attend the Annual Meeting of Stockholders on Wednesday, May 9, 2001, at 2:00 p.m. Central Time, at the Company's offices located at 2200 East Golf Road, Des Plaines, Illinois.

The record date for determining Stockholders who are eligible to vote at the Annual Meeting of Stockholders has been established by the Board of Directors as of the close of business on March 15, 2001. The matters to be considered by Stockholders at the Annual Meeting are to elect three directors to serve for a three-year term expiring in 2004 and to transact such other business as may properly come before the meeting. The Board of Directors of the Company has determined that approval of the proposed slate of directors is in the best interest of the Company and its Stockholders, and has unanimously recommended a vote "FOR" the election of directors.

Please read these materials so that you will be informed as to the qualifications of the directors proposed for election at the meeting. During the meeting, we will also report on the current activities of the Company, and you will have an opportunity to ask questions.

Because the vote of each Stockholder is important, please sign and return the enclosed proxy card in the envelope provided. This way, your shares will be voted even if you can't attend the meeting. This will not, of course, limit your right to attend the meeting or prevent you from voting in person at the meeting if you wish to do so.

Your directors and management look forward to personally meeting those of you who are able to attend. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                          Sincerely yours,

                                          [SIGNATURE]

                                          FREDERICK B. HEGI, JR.
                                          CHAIRMAN OF THE BOARD

Des Plaines, Illinois
April 3, 2001

UNITED STATIONERS INC.                                                                [LOGO]
2200 EAST GOLF ROAD
DES PLAINES, ILLINOIS 60016-1267

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

MAY 9, 2001

----------------------------

The Annual Meeting of Stockholders of United Stationers Inc. will be held on Wednesday, May 9, 2001, at 2:00 p.m. Central Time, at the Company's offices located at 2200 East Golf Road, Des Plaines, Illinois.

The purpose of the meeting is:

1.  to elect three directors to serve for a three-year term expiring in 2004;
    and

2.  to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 15, 2001 are entitled to vote at the meeting.

A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2000 is enclosed.

WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          Susan Maloney Meyer

                                          SECRETARY

April 3, 2001

UNITED STATIONERS INC.
2200 East Golf Road
Des Plaines, Illinois 60016-1267

------------------------

PROXY STATEMENT

APRIL 3, 2001

------------------------

GENERAL INFORMATION

This Proxy Statement has been prepared on behalf of the Board of Directors of United Stationers Inc. (the "Company"), and is being furnished to Stockholders in connection with the Annual Meeting of Stockholders of United Stationers Inc. (the "Annual Meeting").

This Proxy Statement and the enclosed proxy are first being sent to Stockholders on or about April 3, 2001.

The matters that are being submitted for approval are to be acted upon at the Annual Meeting of Stockholders of United Stationers Inc. The record date for determining Stockholders who are eligible to vote at the Annual Meeting of Stockholders has been established by the Board of Directors as March 15, 2001 (the "Record Date"). The holders of the Company's Common Stock at the close of business on the Record Date are entitled to vote on these matters. Each outstanding share of Common Stock is entitled to one vote.

The Company's principal executive offices are located at 2200 East Golf Road, Des Plaines, Illinois 60016-1267.

WHO CAN VOTE

Holders of record of Common Stock at the close of business on March 15, 2001 may vote at the meeting.

On March 15, 2001, there were 33,306,149 shares of the Company's Common Stock issued and outstanding. A majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to constitute a quorum at the Annual Meeting.

HOW YOU CAN VOTE

If you sign your proxy and return it to the Company in time for the Annual Meeting, your shares will be voted as you direct. You can specify on your proxy whether your shares should be voted to approve, disapprove or abstain from voting.

IF YOU RETURN YOUR SIGNED PROXY TO THE COMPANY BUT DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, THEY WILL BE VOTED "FOR" THE ELECTION OF ALL THREE NOMINEES FOR DIRECTORS AS SET FORTH UNDER "ELECTION OF DIRECTORS."

REVOCATION OF PROXIES

If you vote by proxy, you may revoke it in three ways at any time before it is exercised:

    (1) by submitting written notice of revocation to the Secretary of the Company;

    (2) by submitting another proxy that is properly signed and later dated; or

    (3) by attending the meeting and voting in person.

REQUIRED VOTES

The Company's Bylaws provide that the holders of a majority of the Common Stock issued and outstanding and present in person or represented by proxy shall constitute a quorum at all stockholders' meetings. When a quorum is present, the vote of the holders of a majority of the Common Stock present in person or represented by proxy decides any question brought before the meeting.

Under Delaware law, broker non-votes and abstentions will have no effect on the outcome of the election of directors. In general, a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders' meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the National Association of Securities Dealers, Inc. (the "NASD") to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, broker non-votes and abstentions are counted as present for quorum purposes, but are generally excluded entirely from determining whether a particular matter has been approved. Typically, however, brokers are permitted by the NASD to vote for the election of directors without instructions from the beneficial owner.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

We do not know of any other matters to be presented or acted upon at the meeting. If any matter is presented at the meeting on which a vote may properly be taken, the shares represented by the proxies will be voted in accordance with the judgment of the persons entitled under the proxy to vote those shares.

EXPENSES OF SOLICITATION

The costs of soliciting the enclosed proxies for the Annual Meeting will be paid by the Company. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile transmission or other means of electronic communication by directors, officers and employees of the Company. The Company does not expect to pay any fees for this solicitation, but will reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxy materials to their principals.

VOTING SECURITIES AND PRINCIPAL HOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS (1):

The following table sets forth information as of March 15, 2001 with respect to the beneficial ownership of Common Stock by each person who is known by the Company to own beneficially more than five percent of the outstanding Common Stock.

                                                              AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP   PERCENT
------------------------------------                          --------------------   --------
Farallon Partners, L.L.C./Farallon Capital Management,             2,537,600           7.62%
  L.L.C. (2)................................................
  One Maritime Plaza, Suite 1325
  San Francisco, CA 94111
Private Capital Management, Inc. (3)........................       2,302,102           6.91%
  3003 Tamiami Trail North
  Naples, Florida 34103
T. Rowe Price Associates, Inc. (4)..........................       1,916,300           5.75%
  100 East Pratt Street
  Baltimore, Maryland 21202
SAFECO Asset Management Company/SAFECO Corporation (5)......       1,732,500           5.20%
  SAFECO Plaza
  Seattle, Washington 98185
Neuberger Berman, LLC/Neuberger Berman Management                  1,685,912           5.06%
  Company (6)...............................................
  605 Third Avenue, 41st Floor
  New York, New York 10158

------------------------

(1) To the knowledge of the Company, no other person was the beneficial owner of 5% or more of the outstanding shares of Common Stock.

(2) As the general partner of each of the Farallon Partnerships listed below, Farallon Partners, L.L.C. ("FPLLC") may be deemed to own benefically each of the shares owned by: Farallon Capital Partners, L.P. (574,100 shares), Farallon Capital Institutional Partners, L.P. (493,300 shares), Farallon Captial Institutional Partners II, L.P. (115,900 shares), Farallon Capital Institutional Partners III, L.P. (122,600 shares), and Tinicum Partners, L.P. (42,700 shares). FPLLC disclaims any beneficial ownership of such shares and all of the above-mentioned entities disclaim group attribution.

   By virtue of investment management agreements between Farallon Capital
    Management, L.L.C., a registered investment adviser ("FCMLLC"), and various managed accounts, FCMLLC may be deemed the beneficial owner of the (1,189,000 shares) shares held, in aggregate, by such accounts. FCMLLC disclaims any beneficial ownership of such shares and all of the above-mentioned entities disclaim group attribution.

(3) Private Capital Management, Inc.'s ("PCM") shares are owned by its clients individually. PCM shares dispositive power and voting power for the shares listed above.

(4) T. Rowe Price Associates has sole dispositive power for the entire holding of 1,916,300 shares and has sole voting power for 321,300 shares.

   These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or has sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5) Includes shares for which SAFECO Corporation and SAFECO Asset Management Company may be deemed to be the indirect beneficial owners based upon their respective ownership or control of one or more investment companies which directly own such shares and for which SAFECO Asset Management serves as adviser and shares directly owned by an employee savings plan, of which SAFECO Corporation is the plan sponsor. SAFECO Corporation is treated as having only the shared voting power and shared dispositive power for the shares listed above, by virtue of its ownership and control of SAFECO Asset Management.

(6) Neuberger Berman, LLC ("Neuberger") is a registered investment adviser. In its capacity as investment adviser, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. is the parent holding company and owns 100% of Neuberger Berman, LLC and Neuberger Berman Management, Inc. As of March 15, 2001, of the shares set forth above, Neuberger had shared dispositive power with respect to 1,685,912 shares, sole voting power with respect to 683,112 shares and shared voting power on 1,002,800 shares. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds ("Fund") are deemed to be beneficial owners for purpose of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. Neuberger is the sub-adviser to the above referenced Funds. It should be further noted that the above mentioned shares are also included with the shared power to dispose calculation.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows how much Common Stock is beneficially owned by each director and each of the executive officers named in the Summary Compensation Table and all of the Company's directors and executive officers as a group as of March 15, 2001. The Company believes that, unless otherwise noted, each person shown in the following table has sole voting and sole investment power with respect to the shares indicated.

                                                                                        PERCENT OF
                                                      COMMON STOCK      EXERCISABLE    COMMON STOCK
NAME                                               BENEFICIALLY OWNED   OPTIONS (1)   OUTSTANDING (2)
----                                               ------------------   -----------   ---------------
Daniel J. Good...................................       152,360(3)         18,000             *
Ilene S. Gordon..................................         2,250(4)          6,000             *
Roy W. Haley.....................................            --            18,000             *
Frederick B. Hegi, Jr............................       534,048(5)         18,000           1.7%
Max D. Hopper....................................         2,916(6)         12,000             *
James A. Johnson.................................        27,670(7)         18,000             *
Randall W. Larrimore.............................        10,000           392,000           1.2%
Benson P. Shapiro................................         3,944(8)         18,000             *
Alex D. Zoghlin..................................           172(9)             --             *
Steven R. Schwarz................................        11,368(10)        40,000             *
R. Thomas Helton.................................            --            43,600             *
Ergin Uskup......................................        10,909(11)        14,000             *
Susan Maloney Meyer..............................            --             8,400             *
All Officers and Directors as a Group (16
  persons).......................................       773,181(12)       618,400           4.1%

------------------------

*   Represents less than 1%

(1) Options exercisable within 60 days of the date of this Proxy Statement.

(2) Including the beneficial ownership of each stockholder, (in accordance with the Securities and Exchange Commission's definition of "beneficial ownership") and any securities convertible into Common Stock within 60 days of the date of this Proxy.

(3) Does not include 60,798 shares owned by Good Capital & Co., Inc. ("Good Capital"). Mr. Good is Chairman and a controlling stockholder of Good Capital and, accordingly, may be deemed to beneficially own the shares held of record by Good Capital.

(4) Includes 1,250 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan.

(5) Includes (i) 318,358 shares held of record by Mr. Hegi, (ii) 42,312 shares held of record by a family company of which he is managing partner,
    (iii) 169,311 shares held in trust for his benefit and for which he serves as trustee, (iv) 4,067 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan. Does not include (i) 20,818 shares held by Wingate Management Corporation and (ii) 8,555 shares held by Wingate Management Limited, L.L.C. Mr. Hegi is President of Wingate Management Corporation and a manager of Wingate Management Limited, L.L.C. and accordingly, may be deemed to beneficially own the shares owned of record by these entities.

(6) Consists of 2,916 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan.

(7) Includes (i) 23,664 shares held in a self-directed individual retirement account for the benefit of Mr. Johnson and (ii) 4,006 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan. Does not include 8,555 shares held by Wingate Management Limited, L.L.C. Mr. Johnson is a Manager of Wingate Management Limited, L.L.C., and accordingly, may be deemed to beneficially own the shares owned of record by these entities.

(8) Includes 3,944 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan.

(9) Includes 172 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan.

(10) Includes (i) 11,268 shares owned of record by Mr. Schwarz and (ii) 100 shares held in an individual retirement account for the benefit of Mr. Schwarz's wife.

(11) Includes 252 shares held in a trust for which Mr. Uskup serves as trustee.

(12) Includes 16,355 shares issuable in satisfaction of accrued deferred equity compensation under the Company's Nonemployee Directors' Deferred Stock Compensation Plan.

                             ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members, divided into three classes. Each class is elected for a three-year term. The terms of the four Class III Directors will expire in 2001. James A. Johnson has decided not to stand for reelection. Each of the other Class III Directors is a nominee for election at this Annual Meeting and if elected, the terms of the following Class III Directors will expire in 2004.

We will vote your shares as you designate on your proxy form. If you sign, date and return the proxy form but don't indicate how you want your shares voted, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW. The nominees have indicated that they are willing and able to serve. If any nominee becomes unavailable for election for any reason, the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.

The nominees are as follows:

ROY W. HALEY (53)

Mr. Haley was elected to the Board of Directors of the Company in March 1998. Mr. Haley currently serves as Chairman and Chief Executive Officer of WESCO International Inc. ("WESCO"). Prior to joining WESCO in 1994, he served as President and Chief Operating Officer of American General Corporation, one of the nation's largest consumer financial services organizations. Mr. Haley also serves as a director for Cambrex, Corp. and Development Dimensions, Inc.

BENSON P. SHAPIRO (58)

Mr. Shapiro was elected to the Board of Directors of the Company in November 1997. Professor Shapiro has served on the faculty of Harvard University for 31 years and until July 1997 was THE MALCOLM P. MCNAIR PROFESSOR OF MARKETING at the Harvard Business School. He continues to teach a variety of Harvard's executive programs on a part-time basis and spends most of his time engaged in consulting, public speaking and writing. He serves as a director of Indus River Networks, Inc. and Genuity, Inc., and serves on several advisory boards for private companies.

ALEX D. ZOGHLIN (31)

Alex D. Zoghlin was elected to the Board of Directors of the Company in November 2000. He currently serves as Chief Technology Officer of Orbitz, a consumer-oriented travel industry portal backed by many of the world's leading airlines, including American, United, Delta, Northwest and Continental. Before joining Orbitz in January 2000, Mr. Zoghlin founded and then later sold Sportsgear.com, a business-to-business sporting goods enterprise. He was the Founder and from 1995 to 1998, Chief Executive Officer for Neoglyphics Media Corporation, a leading Web developer serving "Fortune 500" companies and selected government and non-profit organizations. In 1997, Mr. Zoghlin was honored as one of four winners of the KPMG Illinois High Tech Award for contributing to the advancement of high technology business in Illinois. He served four years of active duty in the United States Navy as a cryptography specialist. He currently serves as a director on UNICEF's board.

Your Board unanimously recommends a vote "FOR" the election of the three persons nominated to serve as Class III directors.

                                OTHER DIRECTORS

The other directors, whose terms will continue after the Annual Meeting, are as follows:

CLASS I DIRECTORS--CONTINUING IN OFFICE UNTIL MAY 2002

DANIEL J. GOOD (61) was elected to the Board of Directors of the Company in March 1995. Mr. Good is Chairman of Good Capital Co., Inc. ("Good Capital"), an investment firm in Lake Forest, Illinois. Until June 1995, Mr. Good was Vice Chairman of Golden Cat Corp., the largest producer of cat litter in the United States, and prior thereto he was Managing Director of Merchant Banking of Shearson Lehman Bros. and President of A.G. Becker Paribas, Inc. Mr. Good serves as a director of Tibersoft, Inc. and as Chairman of the Advisory Board of Brown Simpson Asset Management LLC.

MAX D. HOPPER (66) was elected to the Board of Directors of the Company in August 1998. In 1995, he founded Max D. Hopper Associates, Inc., a consulting firm specializing in creating benefits from the strategic use of advanced information systems. He is the retired chairman of the SABRE Technology Group and served as Senior Vice President for American Airlines, both units of AMR Corporation. Mr. Hopper currently serves as a director of Gartner Group, Inc., Metrocall, Inc., USDATA Corporation, Inc., Payless Cashways, Inc., Accrue Software, Inc. and Exodus Communications, Inc.

CLASS II DIRECTORS--CONTINUING IN OFFICE UNTIL MAY 2003

FREDERICK B. HEGI, JR. (57) was elected to the Board of Directors of the Company in March 1995 and served as Chairman, Interim President and Chief Executive Officer from November 1996 until Randall Larrimore became President and Chief Executive Officer in May 1997. Mr. Hegi is founding partner of Wingate Partners, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P. Since May 1982, Mr. Hegi has served as President of Valley View Capital Corporation, a private investment firm. Mr. Hegi also currently serves as Chairman of the

Board of Loomis, Fargo & Co., the second largest armored car service company in the United States; Chairman of Tahoka First Bancorp, Inc., a bank holding company; and Chairman of Cedar Creek Bancshares, Inc., a bank holding company. Additionally, he is a director of Texas Capital Bancshares, Inc., a bank holding company; Lone Star Technologies, Inc., a diversified company engaged in the manufacture of tubular products; Pro Parts Xpress, Inc., a wholesale distributor of automotive parts; and ENSR International, an international environmental service firm. Mr. Hegi is also Chairman, President and Chief Executive Officer of Kevco, Inc., a publicly held distributor of building products to the manufactured housing and recreational vehicle industries, which filed for protection under Chaper 11 of the United States Bankruptcy Code on February 5, 2001.

RANDALL W. LARRIMORE (53) was elected to the Board of Directors of the Company and became President and Chief Executive Officer of the Company on May 23, 1997. From March 6, 2000 to October 2, 2000, Mr. Larrimore served as Interim Chief Financial Officer. From February 1988 to May 1997, Mr. Larrimore had been President and Chief Executive Officer of MasterBrand Industries, Inc., a manufacturer of leading brands including Master Lock-Registered Trademark-padlocks and Moen-Registered Trademark- faucets, and a subsidiary of Fortune Brands (formerly American Brands). Prior to that time, Mr. Larrimore was President and Chief Executive Officer of Twentieth Century Companies, a manufacturer of plumbing repair parts and a division of Beatrice Foods. Prior thereto, he was Vice President of Marketing for Beatrice Home Specialties, the operating parent of Twentieth Century. Fortune Brands acquired Twentieth Century Companies and other Beatrice Divisions and subsidiaries in 1988. Before joining Beatrice in 1983, Mr. Larrimore was with Richardson-Vicks, McKinsey & Company and then with PepsiCo International. Mr. Larrimore serves as a director of Olin Corporation, a diversified manufacturer of chemicals, metals, and sporting ammunition. He also serves as a director of Evanston Northwestern Healthcare and S.I.F.E. (Students in Free Enterprise).

ILENE S. GORDON (47) was elected to the Board of Directors of the Company in January 2000. She currently serves as Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, overseeing all aspects of Pechiney's worldwide flexible films and laminations, and plastic bottles activities, including manufacturing, sales and marketing operations. Prior to joining Pechiney in 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently headed the folding-carton business. She currently serves as a director of A.J. Gallagher & Co., an international company in the insurance brokerage and risk management business, and Evanston Northwestern Healthcare.

CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors met ten times during 2000. Each current director, with the exception of Alex D. Zoghlin, who joined the Board of Directors in November 2000, attended more than 75% of all of the meetings of the Board of Directors held during 2000 as well as the meetings held by all committees of the board on which he/she served (during the periods that he/she served) during 2000.

The Board of Directors has an Executive Committee, an Audit Committee, a Human Resources Committee and a Governance Committee.

The Executive Committee members are Frederick B. Hegi, Jr. (Chair), Randall W. Larrimore and Benson P. Shapiro. The Executive Committee held no meetings during 2000. As permitted under Delaware law, the Executive Committee has the authority to act upon most corporate matters that require Board approval, except any of the functions of the Audit Committee or the Human Resources Committee.

The Audit Committee consists of Roy W. Haley (Chair), Max D. Hopper, and Ilene
S. Gordon. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met three times during 2000. The functions of the Audit Committee are to oversee (i) the financial reporting process as conducted by management, including the overview of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial controls; (iii) the annual independent audit of the Company's financial statements and the Company's legal compliance; and (iv) ethics programs as established by management and the Board.

The Human Resources Committee met seven times during 2000 and consisted of James
A. Johnson (Chair), Roy W. Haley, Benson J. Shapiro (resigned February 23,
2000), Ilene Gordon (elected February 23, 2000) and Alex D. Zoghlin (elected November 21, 2000.) The Human Resources Committee fulfills the functions of the formerly named Compensation Committee in that it reviews and makes recommendations upon proposals by management as to compensation, bonuses, employment agreements and other benefits, and policies respecting such matters, for the officers of the Company and its subsidiaries. As of January 30, 2001, James A. Johnson resigned his chairmanship of this Committee and Ilene Gordon was elected Chair. The members of the Human Resources Committee also serve as the Committee for the Company's Management Equity Plans and Management Incentive Plan.

The Governance Committee consists of Daniel J. Good (Chair), Frederick B. Hegi, Jr. and Benson P. Shapiro. The Governance Committee met four times in 2000. This Committee sets the principles for and oversees the governance of the Company, including the evaluation of management and the Board of Directors. It also serves as the Nominating Committee of the Board of Directors.

Directors who are not employees are entitled to fees for their services as directors. The fees include a retainer of $25,000 per year and a fee of $1,000 for each Board or Committee meeting attended. (If a Committee meeting is held on the same day as a Board meeting, or if held by telephone, a $500 fee is paid for attendance.) Committee Chairs are entitled to a fee of $1,500 ($750 if held on the same day as a Board meeting) for each Committee meeting attended. Board members are reimbursed for reasonable expenses incurred in connection with meetings. Pursuant to the Nonemployee Directors' Deferred Stock Compensation Plan ("Directors' Plan"), nonemployee directors may defer their fees. Fees deferred are credited to the director's Stock Unit Account under the Directors' Plan based on the fair market value of the Common Stock on the day of the deferral. Each Stock Unit will give the director the right to one share of Common Stock when the Stock Unit Account is distributed.

Ordinarily, distribution of the Stock Unit Account will begin after the director no longer serves. Distribution may either be in a lump sum or in substantially equal installments over a period of not more than five years, as the director has directed.

Traditionally, the Company has granted options for 30,000 shares to each nonemployee director and intended to make additional grants at three-year intervals. Those options vest at the rate of 20% per year with the possibility of acceleration based on stock performance. The Company is reviewing this method of director compensation to determine whether there is a more appropriate and competitive method.

                             EXECUTIVE COMPENSATION

The table and notes below show the compensation paid to the Chief Executive Officer of the Company during 2000 and the four other highest-paid officers of the Company who were serving as executive officers on December 31, 2000.

SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                  ANNUAL COMPENSATION    COMPENSATION
                                                 ---------------------   ------------
                                       FISCAL                             SECURITIES
                                        YEAR                              UNDERLYING     ALL OTHER
NAME AND                               ENDED      SALARY      BONUS      OPTIONS/SARS   COMPENSATION
PRINCIPAL POSITION                     12/31      ($)(1)      ($)(2)         (#)           ($)(3)
------------------------------------  --------   --------   ----------   ------------   ------------
Randall W. Larrimore ...............    2000     575,000    690,000        100,000         20,732
PRESIDENT AND CHIEF                     1999     540,000    511,056        150,000         22,520
EXECUTIVE OFFICER                       1998     506,667    608,000         70,000         23,971

Steven R. Schwarz ..................    2000     356,775    346,098(4)      45,000          7,345
EXECUTIVE VICE PRESIDENT                1999     335,000    302,783(5)      70,000          5,403
AND PRESIDENT, SUPPLY DIVISION          1998     275,000    312,950(5)      30,000          4,027

R. Thomas Helton ...................    2000     225,000    150,000(4)      14,000          7,287
EXECUTIVE VICE PRESIDENT,               1999     212,000    121,318         20,000          5,415
HUMAN RESOURCES AND                     1998     183,333    110,000         62,000          4,523
ORGANIZATION DEVELOPMENT

Ergin Uskup ........................    2000     225,000    135,000         12,000         11,184
SENIOR VICE PRESIDENT,                  1999     215,000    134,238(5)      20,000         10,121
MANAGEMENT INFORMATION                  1998     205,500    155,800(5)      12,000          9,029
SYSTEMS AND CHIEF
INFORMATION OFFICER

Susan Maloney Meyer ................    2000     215,000    129,000(6)      12,000          8,800
SENIOR VICE PRESIDENT,                  1999     208,000     98,426         18,000          8,572
GENERAL COUNSEL & SECRETARY             1998      91,667     50,000          6,000          1,650

------------------------

 (1) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Code under the Company's 401(k) Savings Plan.

 (2) Bonus earned pursuant to the Management Incentive Plan during the year indicated were paid in the next year.

 (3) Includes:

    (a) Company contributions to the Company's 401(k) Savings Plan for 2000 for Mr. Larrimore ($5,100); Mr. Schwarz ($5,100); Mr. Helton ($5,100); Mr.
       Uskup ($5,100); and Ms. Maloney Meyer ($5,100).

    (b) Taxable portion for benefits provided during 2000 related to Split Dollar Life, Group Life and Accidental Death insurance policies for Mr. Larrimore ($4,701); Mr. Schwarz ($2,245); Mr. Helton, ($2,187); Mr. Uskup ($6,084); and Ms. Maloney Meyer ($3,700); and for disability insurance for Mr. Larrimore ($10,931).

 (4) Includes Discretionary Bonuses awarded in addition to the bonuses awarded under the Company's Management Incentive Plan. Mr. Schwarz received $25,000 and Mr. Helton received $15,000.

 (5) Includes Special Bonus. In December 1996, the Board of Directors adopted a Special Bonus Plan to encourage and reward key management participants for creating the operational foundation that would result in a public offering of the Company's Common Stock. The stock offering occurred on October 10, 1997. Specified cash awards were paid on the first and second anniversaries of the stock offering to participants who were full-time employees of the Company at the time the awards were paid. In both 1999 and 1998, Mr. Schwarz received $65,000 and Mr. Uskup received $32,500, which represented the final payments due under the Special Bonus Plan.

 (6) The Company has a Deferred Compensation Plan for certain executives. Pursuant to that Plan, Ms. Maloney Meyer deferred her 2000 bonus.

STOCK OPTIONS

The United Stationers Inc. Management Equity Plan and 2000 Management Equity Plan allow grants of stock options and other rights relating to Common Stock. Grants may be made to directors and to key employees.

The following two tables provide information on stock options granted by the Company to the executive officers named in the Summary Compensation Table during the 2000 fiscal year. No such executive officers exercised stock options during the 2000 fiscal year.

                     OPTION GRANTS DURING LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                           PERCENT OF TOTAL                                 ANNUAL RATES OF STOCK
                                               OPTIONS                                     PRICE APPRECIATION FOR
                              OPTIONS         GRANTED TO       EXERCISE OR                   OPTION TERM ($)(1)
                              GRANTED        EMPLOYEES IN      BASE PRICE     EXPIRATION   -----------------------
NAME                       (# OF SHARES)     FISCAL YEAR      ($ PER SHARE)      DATE          5%          10%
----                       -------------   ----------------   -------------   ----------   ----------   ----------
Randall W. Larrimore.....     100,000            10.7%            29.125       8/1/2010    1,831,656    4,641,775
Steven R. Schwarz........      45,000             4.8%            29.125       8/1/2010      824,245    2,088,799
R. Thomas Helton.........      14,000             1.5%            29.125       8/1/2010      256,432      649,848
Ergin Uskup..............      12,000             1.3%            29.125       8/1/2010      219,799      557,013
Susan Maloney Meyer......      12,000             1.3%            29.125       8/1/2010      219,799      557,013

------------------------

(1) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules of the Securities and Exchange Commission. Those amounts are not intended to forecast future appreciation, if any, in the price of the shares. The actual value of the options will vary in accordance with the market price of the shares.

                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                      YEAR END                 FISCAL YEAR END (1)
                                             ---------------------------   ---------------------------
                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                                             (#)            (#)            ($)            ($)
----                                         -----------   -------------   -----------   -------------
Randall W. Larrimore.......................    358,000        462,000       4,319,500      3,110,500
Steven R. Schwarz..........................     26,000        119,000          47,250        144,000
R. Thomas Helton...........................     28,800         67,200          26,800         60,700
Ergin Uskup................................      8,800         35,200          14,850         41,400
Susan Maloney Meyer........................      6,000         30,000           7,050         28,200

------------------------

(1) The values given are based on the closing price of the shares on December 31, 2000, which was $24.875, less the applicable exercise price, before payment of applicable taxes.

EMPLOYMENT CONTRACTS

LARRIMORE EMPLOYMENT CONTRACT. Randall W. Larrimore entered into an Employment Contract with the Company as of May 23, 1997 to serve as President and Chief Executive Officer. Pursuant to the contract, Mr. Larrimore's employment began May 23, 1997 and continues until Mr. Larrimore or the Company notifies the other party. If Mr. Larrimore notifies the Company, the term of employment ends
90 days after such notification, and if the Company notifies Mr. Larrimore, the term of employment ends two years after such notification. The term of employment also may be terminated earlier under certain circumstances.

The contract provides for an annual base salary of at least $495,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company. The contract also provides for a supplemental pension benefit that will provide Mr. Larrimore with an amount equivalent to five additional credited years of service under the Company's pension plan.

If Mr. Larrimore's employment is terminated by the Company (other than for cause, as defined in the contract) without the specified notice, or by Mr. Larrimore for good reason (as defined in the contract) he will be entitled to specified benefits plus his salary and bonuses earned to the date of termination plus an amount equal to two times his base pay plus bonuses, and pursuant to a 2000 amendment, his stock options which otherwise would have become exercisable during the 24 months following such termination become exercisable upon such termination. If his employment terminates due to his death or disability, he, or his beneficiary, will receive an amount equal to his annual salary plus bonus, his unexercisable options will be forfeited, and his exercisable options will remain exercisable for up to one year following such termination. If there is a change in control, all stock options held by Mr. Larrimore will become exercisable.

OTHER EXECUTIVE EMPLOYMENT CONTRACTS. The Company entered into an Employment Contract effective as of June 1, 1997 with Mr. Schwarz. The term of employment began on June 1, 1997 and continues until Mr. Schwarz or the Company notifies the other party. If Mr. Schwarz notifies the Company, the term of employment ends 90 days after such notification, and if the Company notifies Mr. Schwarz, the term of employment ends two years after such notification. The term of employment may also be terminated earlier by either Mr. Schwarz or the Company under certain circumstances. The contract provides for an annual base salary of at least $265,000, plus participation in all bonus, stock option and other benefit plans generally available to executive officers of the Company.

If Mr. Schwarz's employment is terminated by the Company (other than for cause, as defined in the contract) without the specified notice, or by the executive for good reason (as defined in the contract) he will be entitled to a severance amount (subject to mitigation) equal to the sum of his base salary and bonuses for the months remaining in the term of employment (or which would have been remaining if the Company had given notice on the termination date) payable over the severance period. If his employment terminates due to his death or disability, he, or his beneficiary, will receive an amount equal to the sum of his annual salary and his previous year's bonuses, payable over a 12-month period.

Effective as of February 1, 1998, the Company entered into an Employment Contract with Mr. Helton. The term of employment automatically renews for one-year periods unless specified notice is provided. The contract provides for an annual base salary of at least $200,000 plus participation in the bonus, stock option, and other benefit plans generally available to executive officers of the Company. If Mr. Helton is terminated by the Company (other than for cause as defined in the contract) without the specified notice, or by Mr. Helton for good reason (as defined in the contract), he will be entitled to a severance amount equal to the unpaid portion of his base salary for the remainder of the contract year, not to exceed twelve
(12) months and a severance amount equal to his base salary and the prior year's bonus payable over a 12-month period. If his employment terminates due to his death or disability, he, or his beneficiary, will receive an amount equal to the sum of his base salary and his previous year's bonus and his spouse and dependent children will be entitled to health coverage for the remainder of his spouse's life.

Ergin Uskup has an Employment Contract dated as of February 13, 1995. Upon termination, Mr. Uskup will be entitled to specified benefits and a severance payment equal to one year's salary plus bonus, payable in 12 monthly installments.

The Company has a severance program for executive officers of the Company who do not have employment contracts. The severance program provides a severance payment of one year's base salary if an officer is terminated without cause.

PENSION PLANS

United Stationers Supply Co. maintains noncontributory pension plans covering over fifty percent of its employees. Employees who are at least 21 years old are eligible to participate after twelve months of employment. The Pension Plan provides a benefit at age 65 equal to 1% percent of an employee's career-average annual compensation, multiplied by the number of years of credited service up to a maximum of 40 years. However, an employee's annual compensation for each year of service prior to September 1989 is deemed to be the compensation earned by such employee during the twelve months ending on August 31, 1989. Employees' pension rights fully vest after five years of service. These benefits are in addition to normal Social Security retirement benefits. Alternative benefit options of early retirement, joint and survivor annuity, and disability are also available. All such options are of actuarially equivalent value to the basic pension. The normal retirement age under this plan is 65. The Pension Plan contribution for the Plan year ending August 31, 2000 was $472,283.

The Company's operating subsidiary also maintains a number of retirement benefit plans for its employees who are covered under collective bargaining contracts.

The following table shows the annual retirement benefits that would be payable at normal retirement (age 65) under the Pension Plan to the executive officers individually named in the Summary Compensation Table on page 10. (The benefits are calculated on the basis of estimated years of service at retirement age and current levels of compensation, assuming 5.5% compounded annual increases):

                                                       ESTIMATED ANNUAL PENSION
NAME OF PARTICIPANT                                       AT RETIREMENT ($)
-------------------                                    ------------------------
Randall W. Larrimore.................................           32,200
Steven R. Schwarz....................................           78,351
R. Thomas Helton.....................................           33,500
Ergin Uskup..........................................           13,720
Susan Maloney Meyer..................................           19,100

As of December 31, 2000, the credited years of service under the Pension Plan for the persons named were: Mr. Larrimore, 4 years; Mr. Helton, 3 years;
Mr. Schwarz, 22 years; Mr. Uskup, 7 years; and Ms. Maloney Meyer, 3 years.

The Company's contributions to the Pension Plan are not allocated to the accounts of the individual participants.

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

The Human Resources Committee of the Board of Directors is appointed by the Board of Directors from its membership. As related to executive compensation, the Human Resources Committee determines annual competitive base compensation structures and appropriate bonus criteria and stock option grants to officers under the Company's Management Incentive Plan and Management Equity Plans.

PHILOSOPHY

The Human Resources Committee is guided by the following principles on executive compensation:

    - Compensation programs are designed to provide average base salaries and better than average annual incentives and other rewards when the Company's maximum objectives are met or exceeded.

    - Participants are informed about the possible rewards and what they must do to earn them.

    - Compensation programs are designed to align long-term compensation with the interests of stockholders.

COMPONENTS OF OVERALL COMPENSATION

The Human Resources Committee considers several factors when determining compensation of executives.

    - Company Performance--The Human Resources Committee sets annual earnings targets, which are used in determining the level of incentive awards.

    - Competitive Practice--The Human Resources Committee has engaged an independent consulting firm to advise it and provide information regarding competitive executive compensation practices. This data is abstracted from general industry survey sources and from proxy statements of publicly traded organizations. In 2000, a group of companies (consisting of wholesalers and distributors and service and manufacturing firms) was examined for this purpose. These are companies for which data was available to the consultant and which were felt to be representative competitors of the Company for executive talent. This group is not the same peer group used for the Stock Performance Graph and is subject to change in future years if information about any company included in a group is not available, if it is determined that any companies are no longer competitors for executive talent, or if different organizations are determined to be competitors. During 2000, the Human Resources Committee began a review of a broader group of competitors for executive talent and intends to consider a broader group of competitors for executive talent in future years.

    - The Human Resources Committee considers the data provided by the consultant in determining the executive pay package, in particular base salary, incentive bonus, and long-term stock-based compensation. The Human Resources Committee's philosophy is to set base salaries and benefits at or near the median of the similarly-sized comparator companies, while providing performance-based variable compensation to allow total compensation to fluctuate according to the Company's financial performance. Long-term incentive awards are stock-based (e.g., stock options) to emphasize long-term stock price appreciation.

There are three basic components of the Company's compensation program: base salary, short term awards through bonus plans, and long term incentives through stock options and other stock-related vehicles.

BASE SALARY

A competitive base salary is essential. A salary range for positions is developed based on average base pay for similar positions at comparative companies described above under Competitive Practice. The salaries of executives are reviewed annually against these ranges with adjustments in base compensation normally becoming effective on January 1.

The Human Resources Committee generally considers levels of responsibility, performance, internal equity, and competitive base compensation practices when determining salary adjustments.

The CEO's base salary is determined based on the above principles.
Mr. Larrimore's base salary was increased from $540,000 to $575,000 effective January 1, 2000, a salary the Committee believed appropriate to reflect the Company's performance (including a substantial increase in EPS) over the previous year. Other executive officers generally received a merit base salary increase of approximately 4.5% while some officers received a greater percentage increase based on promotions and market adjustments.

BONUS PLANS

The Company's Management Incentive Plan provides annual incentive compensation opportunities to executives based on the Company's achieving performance goals established by the Committee. Target bonuses are established as a percentage of base salary. For 2000, the target bonuses for Mr. Larrimore, executive vice presidents and other executive officers were 80%, 60% and 40%, respectively, of base salary. Bonuses are awarded under a formula based on percentage attainment of targets set annually. The incentive awards for 2000 were based primarily on the earnings performance of the Company. The target level for 2000 was set at a 12% increase in adjusted earnings per share defined for purposes of the Management Incentive Plan (EPS) over the EPS for

1999. If the Company failed to produce minimum targeted results (at least a 7% increase in EPS), no bonuses would have been paid. Since the Company produced over a 25% increase in EPS for 2000, excluding certain one-time charges, bonuses of 150% of the target bonuses were paid. Mr. Larrimore's 2000 bonus was $690,000. In addition to the bonuses paid under the Management Incentive Plan, discretionary bonuses were paid to Steven R. Schwarz and R. Thomas Helton to reward their performance during 2000.

LONG-TERM INCENTIVE COMPENSATION

Stock options are an important part of the Company's compensation program. The Human Resources Committee believes that a significant amount of executive compensation should be dependent on value created for stockholders. With options, management gains only when stockholders gain--when the Company's Common Stock value goes up.

As a general rule, the Human Resources Committee considers the level of job responsibility and the participant's contribution and potential positive impact on the Company's performance in arriving at the number of shares for which options are granted.

The Human Resources Committee made option grants with an exercise price equal to fair market value on the date of grant to officers in August of 2000. In the future, the Human Resources Committee expects to continue awarding option grants each summer. In 2000, options were granted to Mr. Larrimore for 100,000 shares with an exercise price of $29.125. The other executive officers in the aggregate were granted options for 145,000 shares with an exercise price of $29.125. These options vest ratably over a three-year period. The vesting schedule for options granted in 2000 was shortened from the five year vesting with certain performance acceleration used in prior years after consultation with a national consulting firm that option vesting schedules were typically three years or shorter. Other officers received options with the same exercise price and vesting terms. In connection with the hiring of one new executive officer, the executive officer was granted shares in addition to options for shares (included in the option number above) subject to certain vesting and transfer restrictions.

In connection with the establishment of the 2000 Management Equity Plan, approved by shareholders last year, and the issuance of certain accounting rules, the Human Resources Committee considered the appropriate treatment of options upon a change of control of the Company and determined to specify that 50% of the outstanding unvested options would become vested upon a change of control (as defined) and the remainder of such outstanding options would become vested upon the optionee's termination of employment in connection with a change of control by the Company without cause or by the optionee for good reason. Also in connection with the issuance of certain accounting rules and to minimize potential future accounting charges, options which were granted to Mr. Larrimore on May 23, 1997 were amended to provide that those options which would have become vested as though he continued as an employee until the end of any severance period would become vested as of the date of Mr. Larrimore's termination of employment.

POLICY ON DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the CEO and the four other most highly compensated executives to $1 million annually, unless certain requirements are met. The limit does not apply to performance-based compensation paid under a plan that meets the requirements of the Code.

The Human Resources Committee, currently consisting exclusively of directors who qualify as independent under Section 162 (m), determined matters involving performance-based compensation in connection with the Chief Executive Officer and the other four most highly compensated officers.

The Company intends to use performance-based compensation to minimize the effect of the limits imposed by Section 162(m) to the extent that compliance with Code requirements does not conflict with the Company's compensation strategy.

Respectfully submitted:
HUMAN RESOURCES COMMITTEE

James A. Johnson, Member and through January 30, 2001, Chair
Ilene S. Gordon, Member and effective January 30, 2001, Chair
Roy W. Haley, Member
Benson P. Shapiro, Member through February 23, 2000
Alex D. Zoghlin, Member as of November 21, 2000

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of United Stationers Inc. is composed of three non-employee directors and operates under a written charter (Exhibit A) adopted by the Board of Directors on February 23, 2000 in accordance with applicable rules of the Securities and Exchange Commission and Nasdaq. The members of the Audit Committee are Roy W. Haley, Max D. Hopper, and Ilene S. Gordon.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee approves the selection of the Company's independent accountants.

In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent accountants. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence and considered whether the non-audit services are compatible with maintaining the auditor's independence.

Based upon the Audit Committee's discussion with management and the independent accountants, and the Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Respectfully submitted:
AUDIT COMMITTEE

Roy W. Haley, Chair
Max D Hopper, Member
Ilene S. Gordon, Member

PRINCIPAL ACCOUNTING FIRM FEES

The fees for the fiscal year ended December 31, 2000 paid by the Company to its principal accounting firm, Ernst & Young LLP, totaled $1.1 million, including $0.5 million for the year-end audit and $0.6 million for other audit-related services (pension and statutory audits, business acquisitions, accounting consultations and internal audit services).

STOCK PERFORMANCE GRAPH

The following graph compares the performance of our Common Stock over a five-year period with (1) the total returns of the Nasdaq Stock market (U.S. Companies) and (2) a peer group comprised of companies included within Value Line's Office Equipment Industry. The graph assumes $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the indices and assumes reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      UNITED STATIONERS (USTR)  *NASDAQ (U.S. COMPANIES)  **VALUE LINE OFFICE EQUIPMENT
1995                   $100.00                   $100.00                        $100.00
1996                    $70.27                   $123.04                        $126.80
1997                   $173.42                   $150.69                        $181.06
1998                   $187.39                   $212.51                        $246.12
1999                   $205.86                   $394.92                        $247.59
2000                   $171.65                   $237.62                        $192.29

Assumes $100 invested at the close of trading 12/95 in United Stationers (USTR) common stock, *Nasdaq (U.S. Companies), and **Value Line Office Equipment.

Cumulative total return assumes reinvestment of dividends.

Source: Value Line, Inc.

FILINGS UNDER SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, based solely on a review of Forms 3, 4 and 5 filed with the Security and Exchange Commission in accordance with the rules thereof, the Company believes that for the year ended December 31, 2000 all Section 16(a) filing requirements applicable to its directors and officers were in compliance.

INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2001. Ernst & Young LLP has served as the Company's independent auditors since March 1995. Ernst & Young LLP are independent certified public accountants with respect to the Company within the meaning of the applicable published rules and regulations of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, its interpretations and rulings.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, are expected to be available to respond to appropriate questions, and will have the opportunity to make a statement should they choose to do so.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in May 2002, must be received by the Company no later than November 29, 2001 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting. Alternatively, under the Company's Second Restated Certificate of Incorporation, a proposal that the stockholder does not seek to include in the Company's Proxy Statement may be submitted in writing to the Secretary of the Company for the 2002 Annual Meeting of Stockholders not less than 10 days after notice of the 2002 Annual Meeting is first given to stockholders. The stockholder's proposal must set forth a brief description of the business to be brought before the annual meeting, the name and address of the stockholder, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business to be brought before the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 by notifying the Company of such proposal on or before February 13, 2002, in the case of the 2002 Annual Meeting of Stockholders, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal submitted by such stockholder.

OTHER MATTERS

Management does not know of any other matter to be presented for action by the stockholders at the Annual Meeting. The persons named in the accompanying proxy will vote such proxy as determined by a majority of the Board of Directors with respect to any other matter not now known which is properly brought before the meeting.

                                    By Order of the Board of Directors

                                    [SIGNATURE]

                                    SUSAN MALONEY MEYER
                                    SECRETARY
                                    Des Plaines, Illinois

EXHIBIT A

                                   CHARTER OF
                             UNITED STATIONERS INC.
                                AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

PURPOSE:

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee
(i) the financial reporting process as conducted by management, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial controls; (iii) the annual independent audit of the Company's financial statements and the Company's legal compliance; and (iv) ethics programs as established by management and the Board.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditors are ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP:

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD. The Committee shall meet not fewer than three times annually. At least once a year, the Committee shall meet (a) out of the presence of management, with the independent accountants, (b) out of the presence of management, with the Director, Internal Audit, and (c) with representatives of senior management and with such other Company employees as may be considered necessary in connection with the Company's performance of its internal audit procedures.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES:

The Committee's role is one of oversight and the Committee recognizes that the Company's management is responsible for preparing the Committee's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the outside auditors, have more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Company may diverge from this guide as appropriate given the circumstances.

    - The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

    - As a whole, or through the Committee chair, the Committee shall review with management and the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

    - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

The Committee shall:

    - request from the outside auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

    - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditors' independence;

    - recommend that the Board take appropriate action to oversee the independence of the outside auditors;

    - review the scope of the activities of the firm of independent auditors engaged by the Company;

    - review the scope of the activities of the Company's Internal Audit Department;

    - make such reports of the Committee's activities as may be required by the Securities and Exchange Committee from time to time; and

    - periodically review the matters set forth on Attachment A.

The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select or nominate for stockholder approval, evaluate and, where appropriate, replace the outside auditors.

                                  ATTACHMENT A

THE AUDIT COMMITTEE SHALL REVIEW EACH OF THE FOLLOWING MATTERS ONCE PER YEAR, ON A SCHEDULE TO BE DETERMINED, UNLESS THE COMMITTEE DEEMS IT APPROPRIATE TO DEVOTE MORE FREQUENT ATTENTION:

1. the scope of the activities of the firm of independent auditors engaged by the Company;

2.  the scope of the activities of the Company's Internal Audit Department;

3. the degree of coordination of the respective activities of the firm of independent auditors and of the Internal Audit Department;

4.  a) the independence of the firm of independent auditors,

    b)  the scope of its audit of the Company's financial statements, and

    c)  its discharge of its duties;

5. the effectiveness of, and the adequacy of resources available to, the Company's Internal Audit Department;

6. the procedures established by the Company to establish and monitor its internal controls, including the controls over the data processing activities and programs for security to protect against computer fraud and misuse;

7. the policies of the Company concerning financial reporting to shareholders and the public, including the policies of the Company for compliance with federal and state laws, and applicable standards and rules of regulatory and advisory bodies that have jurisdiction over the Company's financial reporting and audit processes;

8. the major findings of audits of the Company's financial statements performed by

    a)  the Company's independent auditors and

    b)  the Internal Audit Department;

9. any management letter(s) received by the Company from its firm of independent auditors having suggestions for improvement, and, after discussing any such management letter(s) with the Board of Directors, monitor the implementation of procedures suggested by such management letter(s) and approved by the Board;

10. all related party transactions between the Company and any affiliate as such term is defined in the rules and regulations of the Securities and Exchange Commission, and any potential conflict of interest situation between the Company and an affiliate, and to the extent appropriate, report to the Board of Directors any such related party transactions or potential conflict of interest;

11. the major findings of audits of the financial statements of the Company's major employee benefit plans, performed by the Company's independent auditors and the Internal Audit Department;

12. the status of the Company's federal income tax returns for open years and whether there are any significant items that have been or might be disputed by the IRS, including inquiry of management and the independent auditors as to the adequacy of the related tax reserves, and the policies and programs of the Company for compliance with state and federal tax laws;

13. with Company counsel, any significant litigation;

14. fraudulent activities that have been detected within the Company which would have a material adverse effect on the Company; and

15. appointment of independent auditors and the cost of audit, accounting and management advisory services provided by the Company's independent auditors.

                                  DETACH HERE

PROXY


UNITED STATIONERS INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 9, 2001

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints KATHLEEN S. DVORAK, EILEEN A. KAMERICK, AND STEVEN R. SCHWARZ, or any of them, proxies, with full power of substitution, to vote all the shares of common stock of UNITED STATIONERS INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices located at 2200 East Golf Road, Des Plaines, Illinois on Wednesday, May 9, 2001, at 2:00 p.m., central time, and at any adjournment thereof, with all powers the undersigned would possess if present.

     THIS PROXY IS TO BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE. IN THEIR DISCRETION, THE PROXIES MAY VOTE UPON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

SEE REVERSE               CONTINUED AND TO BE SIGNED               SEE REVERSE
   SIDE                        ON REVERSE SIDE                        SIDE

                                  DETACH HERE


/X/   PLEASE MARK VOTES AS IN THIS EXAMPLE.


Election of three directors to serve for a three-year term expiring in 2004.

NOMINEES: (01) Roy W. Haley, (02) Benson P. Shapiro, (03) Alex D. Zoghlin

FOR ALL NOMINEES / /                        / / WITHHELD FROM ALL NOMINEES

/ / ______________________________________
    For all nominees except as noted above


MARK HERE IF YOU PLAN TO ATTEND THE MEETING   / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

Please date and sign exactly as your name appears below. Joint owners should all sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Signature:________________Date:________Signature:__________________Date:________